UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 30, 2006

CORNERSTONE CORE PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-121238	33-0827161
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

1920 Main Street, Suite 400
Irvine, California 92614

(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01  Other Events

On September 30, 2006, the board of directors of Cornerstone Core Properties REIT, Inc. declared a daily dividend on its common stock in the amount of $0.00109589 per share to each stockholder of record as of the close of business on each day of October, November and December 2006 to be paid in cumulative amounts on or before November 15, 2006, December 15, 2006 and January 15, 2007, respectively. The amount of daily dividends, if paid each day over a 365-day period, would equal a 5% annualized rate based on a share price of $8.00 per share.

Until proceeds from our offering are invested and generating operating cash flow sufficient to make distributions to stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of such offering or from borrowings in anticipation of future cash flow.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC.

Dated: October 3, 2006	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer